EXHIBIT 10.185

                          AMENDMENT NO. 3 TO
                  LIMITED LIABILITY COMPANY AGREEMENT

     Amendment No. 3 dated as of April 24, 1998 ("Amendment No. 3") to the Limited Liability Company Agreement made and entered into on October 28, 1996 (the "Agreement") by and between Conoco Development Company (sometimes referred to as "Conoco") and RB Deepwater Exploration Inc. (sometimes referred to as "Reading & Bates").

     For and in consideration of the mutual covenants, rights, and obligations contained herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to amend the Agreement, effective as of the first date shown above, as follows:

     A.    Definitions.   Unless  otherwise defined  in  this  Amendment,
capitalized terms shall have the respective meanings ascribed to them in the Agreement.

     B. Amendments to the Agreement. The Agreement is amended as follows:

     1.   All   references   in  the  Agreement  to  "Reading   &   Bates
          Corporation" shall be deleted, and "R&B Falcon Corporation" substituted therefor.

     2. The form of Indemnification Agreement, with respect to Reading & Bates, shall be deleted, and in lieu thereof, the attached form of Indemnification Agreement shall be substituted therefor.

     C. Full Force and Effect. Except as otherwise amended above, the Agreement shall remain in full force and effect.

     D. Further Assurances. Reading & Bates and Conoco agree to duly execute and deliver all other documents and take such other action as may be reasonably necessary and proper to effect the intention of the parties in connection with this Amendment No. 3 and the transactions contemplated thereby.

     EXECUTED as of the 24th day of April, 1998.


                                  MEMBERS

                         CONOCO DEVELOPMENT COMPANY


                    By:_________________________
                    Its:________________________


                         RB DEEPWATER EXPLORATION INC.


                    By:_________________________
                         Tim W. Nagle

                    Its: Vice President and Treasurer



STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )

     BEFORE  me,                         , a Notary Public, on  this  day
personally              appeared                                        ,
, of Conoco Development Company, a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.

     Given under my hand and seal of office this       day of June,  1998
in Houston, Texas.

My commission expires:  _____________________
                              Notary Public



STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )

     BEFORE me, Harriet L. Ingram, a Notary Public, on this day personally appeared Tim W. Nagle, Vice President and Treasurer, of RB Deepwater Exploration Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.

     Given under my hand and seal of office this 24th day of June, 1998 in Houston, Texas.


My commission expires:   _____________________
                           Notary Public